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                                                                    Exhibit 10.6




                                   MEDEX, INC.
                        1994 EXECUTIVE STOCK OPTION PLAN


ARTICLE I - GENERAL

1.01. PURPOSE.

     The purposes of this Executive Stock Option Plan (the "Plan") are to (1) closely associate the interests of the management of Medex, Inc. and its subsidiaries (collectively referred to as the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the company commensurate with the Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

1.02. ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors of Medex, Inc. (the "Board"), as constituted from time to time.

     (b) The Board shall have the authority, in its sole discretion and from time to time to:

     (i) designate the employees or classes of employees eligible to participate in the Plan;

     (ii) grant options provided in the Plan in such form and amount as the Board shall determine;

     (iii) impose such limitations, restrictions and conditions upon any such options as the Board shall deem appropriate; and

     (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

     (c) Decisions and determinations of the Board on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

     (d) with respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or actions by the Plan Administrators or participants fail to comply, it shall be deemed null and void, to the extent permitted by law an deemed advisable by the Plan Administrators.


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1.03. ELIGIBILITY FOR PARTICIPATION.

     Participants in the Plan shall be selected by the Board from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Board shall consider any factors deemed relevant, including the individual's performance, functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.04. TYPES OF AWARDS UNDER PLAN.

     Awards under the Plan may be in the form of any one or more of the following:

     (i)  Nonqualified Stock Options, as described in Article II;

     (ii) Incentive Stock Options, as described in Article III;

1.05. AGGREGATE LIMITATION AWARDS.

     The stock which may be purchased pursuant to options granted under this Plan shall be authorized capital stock of the Company, either unissued or reacquired. No option shall be granted if as a result thereof, the aggregate number of shares optioned under this Plan would exceed 300,000 shares, provided, however, in the event of any change as a result of recapitalization, merger, consolidation, stock dividend, stock split, combination or exchanges of shares, or otherwise, in character or amount of the Corporation's authorized and outstanding capital stock subsequent to approval of this plan by the shareholders, the Board may appropriately adjust the number of shares available for option under this Plan, the number of shares of Common Stock subject to options previously granted under the Plan and the option price of options previously granted under the Plan. However, in the event that any option granted under this Plan shall terminate for any reason or be surrendered without having been exercised in full, the shares not purchased under such option shall again become available for the purposes of the Plan.

1.06. EFFECTIVE DATE AND TERM OF PLAN.

     (a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1994 Annual Meeting of Shareholders of Medex, Inc. When so approved, the plan shall be deemed to have been in effect from the date of its adoption by the Board. Prior to Shareholder approval, the Board may grant options under the Plan, but such options shall be void if the Plan is not subsequently approved by the Shareholders.

     (b) The Plan shall terminate ten years from its adoption by the Board, provided, however, all options granted under the Plan prior to such date shall remain in effect until such options have been exercised or terminated in accordance with the Plan and the terms of such grants.

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ARTICLE II - NONQUALIFIED STOCK OPTIONS

2.01. AWARD OF STOCK OPTIONS.

     The Board may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Board. The date a Stock Option is granted shall mean the date selected by the Board as of which the Board allots a specific number of shares to a participant pursuant to the Plan.

2.02. STOCK OPTION AGREEMENTS.

     The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Board may from time to time determine.

2.03. STOCK OPTION PRICE.

     The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted.

2.04. TERM AND EXERCISE.

     Each Stock Option shall be fully exercisable six months from the date of its grant and unless a shorter period is provided by the Board or by another Section of this Plan, may be exercised during a period of five years from the date of grant thereof (the "option term"). No Stock Option shall be exercisable after the expiration of its option term.

2.05. MANNER OF PAYMENT.

     Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or with previously owned Common Stock. As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. The optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

2.06. DEATH OF OPTIONEE.

     (a) Upon the death of the optionee, any rights to the extent exercisable on the date of death may be exercised by the optionee's



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estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the optionee's death.

     (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

2.07. RETIREMENT OR DISABILITY.

     Upon termination of the optionee's employment by reason of retirement or permanent disability (as each is determined by the Board), the optionee may, within 36 months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 36-month period.

2.08. TERMINATION FOR OTHER REASONS.

     Except as provided in Sections 2.6 and 2.7, or except as otherwise determined by the Board, all Stock Options shall terminate upon the termination of the optionee's employment.

ARTICLE III - INCENTIVE STOCK OPTIONS

3.01. AWARD OF INCENTIVE STOCK OPTIONS.

     The Board may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") to purchase for cash or shares the number of shares of Common Stock allotted by the Board. The date an Incentive Stock Option is granted shall mean the date selected by the Board as of which the Board allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

3.02. INCENTIVE STOCK OPTION AGREEMENTS.

     The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Board may from time to time determine.

3.03. INCENTIVE STOCK OPTION PRICE.

     The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

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3.04. TERM AND EXERCISE.

     Each Incentive Stock Option shall be fully exercisable six months from the date of its grant and unless a shorter period is provided by the Board or another Section of this Plan, may be exercised during a period of five years from the date of grant thereof (the "option term"). No Incentive Stock Option shall be exercisable after the expiration of its option term.

3.05. LIMITATION ON INCENTIVE OPTIONS.

     The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all plans of the Company) shall not exceed $100,000.

3.06. DEATH OF OPTIONEE.

     (a) Upon the death of the optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the optionee's death.

     (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

3.07. RETIREMENT OR DISABILITY.

     Upon the termination of the optionee's employment by reason of permanent disability or retirement (as each is determined by the Board), the optionee may, within 36 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options were exercisable at the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 upon the exercise of an Incentive Stock Option will not be available to an optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

3.08. TERMINATION FOR OTHER REASONS.

     Except as provided in Sections 3.6 and 3.7 or except as otherwise determined by the Board, all Incentive Stock Options shall terminate upon the termination of the optionee's employment.

3.09. MANNER OF PAYMENT.

     Each Incentive Stock Option Agreement shall set forth the procedure governing the exercise of the Incentive Stock Option



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granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or with previously owned Common Stock.



ARTICLE IV - MISCELLANEOUS

4.01. GENERAL RESTRICTIONS.

     Each option award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board. No individual participant in the Plan shall receive options exceeding the 300,000 aggregate limit contained in Section 1.05.

4.02. NON-ASSIGNABILITY.

     No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

4.03. WITHHOLDING TAXES.

     Whenever, under the plan, the exercise of a stock option will result in the recognition of taxable income by the participant, the Company shall be entitled to require as a condition of delivery to the participant of shares that the participant remit to the corporation an amount sufficient to satisfy all federal, state, and other withholding tax requirements related to the income recognized by the participant. If a participant makes a disqualifying disposition of stock acquired upon the exercise of an incentive stock option the Company shall be entitled to require the participant to remit to the Company an amount sufficient to satisfy all federal, state, and other withholding tax requirements related to the income realized by the participant on the disqualifying disposition. In any case under this Section 4.03 where withholding by the Company is required, the Company shall have the right to withhold any such amounts from compensation otherwise due to the participant.

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4.04. RIGHT TO TERMINATE EMPLOYMENT.

     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

4.05. NON-UNIFORM DETERMINATIONS.

     The Board's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

4.06. RIGHTS AS A SHAREHOLDER.

     The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

4.07. DEFINITIONS.

      In this Plan the following definitions shall apply:

     (a) "Subsidiary" means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Medex, Inc. or any subsidiary thereof.

     (b) "Fair market value" as of any date and in respect of any share of Common Stock means the "Last Transaction" price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the NASDAQ National Market System quotation, provided that, if deemed appropriate by the Board for any reason, the fair market value of shares of Common Stock shall be determined by the Board in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.


4.08. LEAVES OF ABSENCE.

     The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

4.09. AMENDMENT OF THE PLAN.

         (a) The Board may, without further action by the shareholders and without receiving further consideration from the participants,



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amend this Plan or condition or modify awards under this Plan in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

     (b) The Board may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Board may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 1.05),
(ii) extend the period during which any award may be granted or exercised, (iii) extend the term of the Plan, (iv) materially increase benefits accruing to participants under the Plan, or (v) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her.

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